SCHEDULE A
                                AMENDED BY-LAWS
                              SUBSTITUTED SECTIONS

                                       OF

                          INTERACTIVE MEDIA (IL) CORP.


                                  ARTICLE III
                                   DIRECTORS

     Section 2. Number, Election and Term of Office of Directors. The Board of Directors of the Corporation shall consist of at least one (1) and no more than fifteen (15) members. The number of Directors may be increased or decreased from time to time by amendment to the By-Laws. The Directors shall be elected at an annual or a special meeting of the shareholders. The terms of all Directors expire at the next annual shareholder's meeting following their election. The term of a Director elected to fill a vacancy expires at the next annual shareholder's meeting at which his or her predecessor's term would have expired. The term of a Director elected as a result of an increase in the number of Directors expires at the next annual shareholders' meeting. Despite the expiration of a Directors term, he or she continues to serve until the next meeting of shareholders at which Directors are elected. A decrease in the number of Directors does not shorten an incumbent Director's term.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Officers in General, Election, Term of Office and Qualification. The officers of the Corporation shall be a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer. Other officers, assistant officers, and agents as may be deemed necessary by the Board of Directors may be elected by the Board of Directors in the same manner as the titled officers named above and will be officers of the Corporation. Two (2) or more offices may be held by the same person.

     The officers of the Corporation shall be elected by the Board of Directors at the Board of Directors annual meeting after each annual meeting of shareholders. The Board of Directors shall elect a Chairman of the Board, a Vice Chairman of the Board, a Chief Executive Officer, a Chief Financial Officer, a Secretary and a Treasurer and any other officer, assistant officers, and agents as it deems necessary, none of whom need be a member of the Board of Directors nor a shareholder of the Corporation. Each officer so elected shall hold office until his or her successor has been duly chosen and has qualified or until his or her death or his or her resignation or removal in the manner hereinafter provided.

     Section 5. President. deleted

     Section 14. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board and the Vice Chairman of the Board) preside at meetings of the stockholders and Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have general and active management of the business of the Corporation. He shall have general responsibility for all technological systems and related operations of the Corporation, including, but not limited to telecommunications business systems and Internet based business systems and implementation of any upgrades, new services, repairs or changes to the same. He shall have active management of all personnel of the Corporation, including but not limited to marketing, business development, business units and customer service. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Board of Directors.


     Section 15. Chief Technology Officer. Deleted


     Section 16. Chief People Officer. deleted


     Section 17. Chief Financial Officer. The Chief Financial Officer shall be an executive officer of the Corporation. The Chief Financial Officer shall be responsible to the Board of Directors, and the Chief Executive Officer for all financial control and internal audit of the Corporation. He shall perform such other duties as may be assigned to him by the Board of Directors and the Chief Executive Officer.


     Section 18. Chairman of the Board. The Chairman of the Board is authorized to preside at meetings of the stockholders and the board of Directors.


     Section 19. Vice Chairman of the Board. The Vice Chairman of the Board is authorized to preside at meetings of the stockholders and the Board of Directors in the absence of the Chairman of the Board.

Dated: February 28, 2000

                                   Schedule A
                          February 28, 2000 Amendments
                                       BL
                                       2

                                   SCHEDULE A
                                AMENDED BY-LAWS
                              SUBSTITUTED SECTIONS

                                       OF

                          INTERACTIVE MEDIA (IL) CORP.


                                  ARTICLE III
                                   DIRECTORS

     Section 2. Number, Election and Term of Office of Directors. The Board of Directors of the Corporation shall consist of at least ten (10) and no more than fifteen (15) members. The number of Directors may be increased or decreased from time to time by amendment to the By-Laws. The Directors shall be elected at the annual meeting of the shareholders. The terms of all Directors expire at the next annual shareholder's meeting following their election. The term of a Director elected to fill a vacancy expires at the next annual shareholders meeting at which his or her predecessor's term would have expired. The term of a Director elected as a result of an increase in the number of Directors expires at the next annual shareholders' meeting. Despite the expiration of a Director's term, he or she continues to, serve until the next meeting of shareholders at which Directors are elected. A decrease in the number of Directors does not shorten an incumbent Director's term.

Dated: October 20, 1999

                                   SCHEDULE A
                                AMENDED BY-LAWS
                              SUBSTITUTED SECTIONS

                                       OF

                          INTERACTIVE MEDIA (IL) CORP.


                                  ARTICLE III
                                   DIRECTORS

     Section 2. Number, Election and Term of Office of Directors. The Board of Directors of the Corporation shall consist of nine (9) members. The number of Directors may be increased or decreased from time to time by amendment to the By-Laws. The Directors shall be elected at the annual meeting of the shareholders. The terms of all Directors expire at the next annual shareholder's meeting following their election. The term of a Director elected to fill a vacancy expires at the next annual shareholder's meeting at which his or her predecessor's term would have expired. The term of a Director elected as a result of an increase in the number of Directors expires at the next annual shareholders' meeting. Despite the expiration, of a Director's term, he or she continues to serve until the next meeting of shareholders at which Directors are elected. A decrease in the number of Directors does not shorten an incumbent Director's term.



Dated: July 29, 1999

                                   SCHEDULE A
                                AMENDED BY-LAWS
                      SUBSTITUTED AND ADDITIONAL SECTIONS

                                       OF

                          INTERACTIVE MEDIA (IL) CORP.

                                  ARTICLE III
                                   DIRECTORS

     Section 2. Number, Election and Term of Office of Directors. The Board of Directors of the Corporation shall consist of eight (8) members. The number of Directors may be increased or decreased from time to time by amendment to the By-Laws. The Directors shall be elected at the annual meeting of the shareholders. The terms of all Directors expire at the next annual shareholder's meeting following their election. The term of a Director elected to fill a vacancy expires at the next annual shareholder's meeting at which his or her predecessor's term would have expired. The term of a Director elected as a result of an increase in the number of Directors expires at the next annual shareholders' meeting. Despite the expiration of a Director's term, he or she continues to serve until the next meeting of shareholders at which Directors are elected. A decrease in the number of Directors does not shorten an incumbent Director's term.


                                   ARTICLE IV
                                    OFFICERS

     Section 1. Officers in General, Election, Term of Office and Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President and Chief Operating Officer, a Chief Technology Officer, a Chief People Officer, a Chief Financial Officer, a Secretary and a Treasurer. Other officers, assistant officers, and agents as may be deemed necessary by the Board of Directors may be elected by the Board of Directors in the same manner as the titled officers named above and will be officers of the Corporation. Two (2) or more offices may be held by the same person.

     The officers of the Corporation shall be elected by the Board of Directors at the Board of Directors annual meeting after each annual meeting of shareholders. The Board of Directors shall elect a Chief Executive Officer, a President and Chief Operating Officer, a Chief Technology Officer, a Chief People Officer, a Chief Financial Officer, a Secretary and a Treasurer and any other officer, assistant officers, and agents as it deems necessary, none of whom need be a member of the Board of Directors nor a shareholder of the Corporation. Each officer so elected shall hold office until his or her successor has been duly chosen and has qualified or until his or her death or his or her resignation or removal in the manner hereinafter provided.

     Section 5. President. The President shall be an executive officer of the Corporation; shall (in the absence of both the Chairman of the Board and the Chief Executive Officer) preside at meetings of the stockholders and Directors; and shall have general and active management of the business of the Corporation; and shall be responsible to the Chief Executive Officer. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. In addition, the President shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Board of Directors. The President shall also be known as the Chief Operating Officer of the Corporation.


     Section 14. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation; shall (in the absence of the Chairman of the Board) preside at meetings of the stockholders and Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with any other proper officer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise whatever powers as may be prescribed from time to time by the Board of Directors.


     Section 15. Chief Technology Officer. The Chief Technology Officer shall be an executive officer of the Corporation. The Chief Technology Officer shall be responsible to the Board of Directors, the Chief Executive Officer and the President for all technological systems and related operations, including, but not limited to telecommunications business systems and Internet based business systems and implementation of any upgrades, new services, repairs or changes to the same. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.


     Section 16. Chief People Officer. The Chief People Officer shall be an executive officer of the Corporation. The Chief People Officer shall be responsible to the Board of Directors, the Chief Executive Officer and President for the management of all personnel of the Corporation, including but not limited to marketing, business

                                   Schedule A
                           March 26, 1998 Amendments
                                       BL
                                       2
development, business units and customer service. He shall perform such other duties as may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

     Section 17. Chief Financial Officer. The Chief Financial Officer shall be an executive officer of the Corporation. The Chief Financial Officer shall be responsible to the Board of Directors, the Chief Executive Officer and the President for all financial control and internal audit of the Corporation. He shall perform such other duties as may be assigned too him by the Board of Directors, the Chief Executive Officer or the President.


Dated: March 26, 1998



                                   Schedule A
                           March 26, 1998 Amendments
                                       BL
                                       3

                                    BY-LAWS

                                       OF

                          INTERACTIVE MEDIA (IL) CORP.

       (Pursuant to the Illinois Business Corporation Act Section 5/2.25)


                                   ARTICLE I
                               OFFICES AND AGENT

     Section 1. Registered Office. The registered office of the Corporation shall be located at the address, including street and number, or rural route number, and in the County of the State of Illinois stated in the Articles of Incorporation or any amendments thereto.

     Section 2. Registered Agent. The registered agent of the Corporation shall be either the individual, resident of the State of Illinois, whose business office is identical with the registered office of the Corporation, or a domestic corporation or a foreign corporation authorized to transact business in the State of Illinois that is authorized by its articles of incorporation to act as such an agent, having a business office identical with the registered office of the Corporation and stated in the Articles of Incorporation of the Corporation, or any amendments thereto. The Board of Directors may, from time to time, change the registered agent and corresponding registered office of the Corporation pursuant to the relevant provisions of the Illinois Business Corporation Act, as amended, then in effect.

     Section 3. Business Offices. The Corporation may also maintain business offices or principal places of business of the Corporation at such other places within or without the State of Illinois as the Board of Directors may, from time to time, determine.


                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. Annual Meeting. Annual meetings of the shareholders shall be held on the second Friday of the fourth month of each fiscal year if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 a.m., at any place, either within or without the State of Illinois, as designated by the Board of Directors or stated in the notice of the meeting or the waiver of notice. If no designation of place is made, the place of the annual meeting of the shareholders shall be the principal place of business of the Corporation. The annual meeting of the shareholders may be held on a date different than that given above if the Board of

Directors so determines and so states in the notice of the meeting or if a waiver of notice signed by all shareholders entitled to vote at the annual meeting designates a different time as the time for the holding of such meeting.

     If an annual meeting has not been held within the earlier of six (6) months after the end of the Corporation's fiscal year or fifteen (15) months after its last annual meeting and if, after a request in writing directed to the President of the Corporation, a notice of meeting is not given within sixty (60) days of such request, then any shareholder entitled to vote at an annual meeting may apply to the circuit court of the county in which the registered office or principal place of business of the Corporation is located for an order directing that the meeting be held and fixing the time and place of the meeting. The court may issue such additional orders as may be necessary or appropriate for the holding of the meeting.

     At the annual meeting of the shareholders, the shareholders shall elect a Board of Directors, and transact such other business as may properly be brought before the meeting.

     Section 2. Special Meetings. Special meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Articles of Incorporation, may be called by the President, the Board of Directors or the holders of not less than one-fifth of all of the outstanding shares entitled to vote on the matter for which the meeting is called. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call. Any time and any place, either within or without the State of Illinois, may be designated in the notice or waiver notice as the time and place of meeting for any special meeting of the shareholders. If no designation is made, the time and place of the meeting shall be the principal place of business of the Corporation at 10:00 a.m.

     Section 3. Notice and Waiver of Notice. Written notice stating the place, day and hour of all meetings of the shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets not less than twenty (20) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or person or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his or her address as it appears on the records of the Corporation. Whenever any notice is required to be given to any shareholder of the Corporation, under the provisions of any applicable statute, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance at any meeting shall constitute


                                       BL 2
waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

     Section 4. Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty (20) days, immediately proceeding such meeting. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors of the Corporation declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     Section 5. Voting Lists. The officer or agent having charge of the transfer book for shares of the Corporation shall make, within twenty (20) days after the record date for a meeting of shareholders or ten (10) days before such meeting, whichever is earlier, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder, and to copying at the shareholder's expense, at any time during usual business hours. Such list shall be also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in the State of Illinois, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

     Section 6. Quorum and Action. A majority of the outstanding shares, entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for consideration of such matter at a meeting of shareholders, but in no event shall a quorum consist of less than one-third of the outstanding shares entitled so to vote. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on a matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation.


                                      BL 3

     Section 7. Organization. The Chairman of the Board of Directors, if one shall be elected, shall preside at all meetings of the shareholders. In his or her absence, the President of the Corporation shall preside. In his or her absence, the Vice-President of the Corporation shall preside. In the absence of all of these officers, any shareholder or the duly appointed proxy of any shareholder may call the meeting to order and a chairman shall be elected from among the shareholders present. The Secretary of the Corporation shall act as secretary at all meetings of shareholders. In his or her absence, an Assistant Secretary shall so act and in the absence of all of these officers, the presiding officer may appoint any person to act as secretary of the meeting.

     Section 8. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him or her by signing an appointment form and delivering it to the person so appointed. Unless the appointment of a proxy contains an express limitation on the proxy's authority, the Corporation may accept the proxy's votee or other action as that of the shareholder making the appointment.

     No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided by law. Such revocation may be effected by a writing delivered to the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or by attendance at the meeting and voting in person by, the person executing the proxy. The dates contained on the forms of proxy presumptively determine the order of execution, regardless of the postmark dates on the envelopes in which they are mailed.

     An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest in the shares or in the Corporation generally. Such an appointment made irrevocable becomes revocable when the interest in the proxy terminates. A transferee for value of shares subject to an irrevocable appointment may revoke the appointment if the transferee was ignorant of its existence when the shares were acquired and both the existence of the appointment and its irrevocability were not noted conspicuously on the certificate (or information statement for shares without certificates) representing the shares.

     The death or incapacity of the shareholder appointing a proxy does not revoke the proxy's authority unless notice of the death or incapacity is received by the officer or agent who maintains the Corporation's share transfer book before the proxy exercises his or her authority under the appointment.

     Section 9. Voting. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, each outstanding share, regardless of class, shall be entitled to one vote in each matter submitted to a vote at a meeting of shareholders, and in all elections for directors, every shareholder shall have the right to vote the number of shares owned by such shareholder for as many persons as there are


                                      BL 4
directors to be elected. A shareholder may vote either in person or by proxy subject to the provisions of Article II, Section 8 of these By-Laws.

     Section 10. Voting of Shares by Certain Holders. Shares of the Corporation held by the Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote at any given time.

     Shares registered in the name of another corporation, domestic or foreign, may be voted by any officer, agent, proxy or other legal representative authorized to vote such shares under the law of incorporation of such corporation. A corporation may treat the president or other person holding the position of chief executive officer of such other corporation as authorized to vote such shares, together with any other person indicated and any other holder of an office indicated by the corporate shareholder to the corporation as a person or an office authorized to vote such shares. Such persons and offices indicated shall be registered by the Corporation on the transfer books for shares and included in any voting list prepared in accordance with Article II,
Section 5 of these By-Laws.

     Shares registered in the name of a deceased person, a minor ward or a person under legal disability may be voted by his or her administrator, executor, or court appointed guardian, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, or court appointed guardian. Shares registered in the name of a trustee may be voted by him or her, either in person or by proxy.

     Shares registered in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Section 11. Informal Action By Shareholders. Unless otherwise provided in the Articles of Incorporation or any applicable statute, any action required by the Illinois Business Corporation Act to be taken at any annual or special meeting of the shareholders of the Corporation, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by either the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting or by all shareholders entitled to vote with respect to the subject matter thereof. If such consent is signed by less than all of the shareholders entitled to vote, then such consent shall become effective only if at least five
(5) days prior to the execution of the consent, a notice in writing is delivered to all the shareholders entitled to vote with respect to the subject matter thereof and, after the


                                      BL 5
effective date of the consent, prompt notice of the taking of the Corporation action without a meeting by less than unanimous written consent shall be delivered in writing to those shareholders who have not consented in writing.

     In the event that the action which is consented to is such as would have required the filing of a certificate under any Section of the Illinois Business Corporation Act if such action had been voted on by the shareholders at a meeting thereof, the certificate filed under such Section shall state, in lieu of any statement required by such Section concerning any vote of shareholders, that written consent has been delivered in accordance with the provisions of
Section 5/7.10 of the Illinois Business Corporation Act and that written notice has been delivered as provided in such Section.


                                  ARTICLE III
                                   DIRECTORS

     Section 1. Board of Directors. The Corporation shall have a Board of Directors and the property, business, and affairs of the Corporation shall be managed and controlled by or under the direction of the Board of Directors. A Director need not be a resident of the State of Illinois or a shareholder of the Corporation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, shall have the authority to establish reasonable compensation of all directors for services to the Corporation as Directors, Officers or otherwise.

     Section 2. Number, Election and Term of Office of Directors. The Board of Directors of the Corporation shall consist of four (4) members. The number of Directors may be increased or decreased from time to time by amendment to the By-Laws. The Directors shall be elected at the annual meeting of the shareholders. The terms of all Directors expire at the next annual shareholder's meeting following their election. The term of a Director elected to fill a vacancy expires at the next annual shareholder's meeting at which his or her predecessor's term would have expired. The term of a Director elected as a result of an increase in the number of Directors expires at the next annual shareholders' meeting. Despite the expiration of a Director's term, he or she continues to serve until the next meeting of shareholders at which Directors are elected. A decrease in the number of Directors does not shorten an incumbent Director's term.

     Section 3. Resignation of Directors. A Director may resign at any time by giving written notice to the Board of Directors, its chairman, or to the President or Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.


                                      BL 6

     Section 4. Removal of Directors. One or more of the Directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows; no Director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more Directors named in the notice and only the named Director or Directors may be removed at such meeting.

     Section 5. Vacancies. Any vacancy occurring in the Board of Directors and any Directorship to be filled by reason of an increase in the number of Directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose; provided, however, that vacancies arising between meetings of shareholders by reason of an increase in the number of Directors or otherwise, by Director or shareholder action, may be filled by the Board of Directors. A Director elected by the shareholders to fill a vacancy shall hold office for the balance of the term for which he or she was elected. A Director appointed to fill a vacancy shall serve until the next meeting of shareholders at which Directors are to be elected.

     Section 6. Place of Director's Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Illinois.

     Section 7. Director's Annual, Regular and Special Meetings. The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the shareholders, and other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called by the President at any time; and he or she must, upon written request of any two (2) Directors, call a special meeting to be held not more than seven (7) days after the receipt of such request.

     Section 8. Notice and Waiver of Notice of Director's Meetings. No notice need be given of any annual or regular meeting of the Board of Directors. Notice of special meetings shall be served upon each Director in person or by mail addressed to him or her at his or her last known post office address, at least two (2) days prior to the date of the meeting, specifying the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Whenever any notice is required to be given to any Director of the Corporation, under the provisions of any applicable statute, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express


                                      BL 7
purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 9. Quorum and Action of Directors. A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Members of the Board of Directors or of any committee of the Board of Directors may participate in and act at any meeting of such Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation is such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

     Section 10. Compensation of Directors. Each Director shall be entitled to receive for attendance at each meeting of the Board of Directors or of any duly constituted committee thereof which he or she attends such fee as is fixed by the Board of Directors.

     Section 11. Committees. A majority of the Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on the committee or committees. Each committee shall have two (2) or more members, who serve at the pleasure of the Board. A majority of any committee shall constitute a quorum and a majority of a quorum is necessary for committee action. A committee may act by unanimous written consent in writing without a meeting and, subject to action by the Board of Directors, the committee by majority vote of its members shall determine the time and place of meetings and the notice required thereof.

     Each committee may exercise the authority, of the Board of Directors provided, however, a committee may not: (1) authorize distributions, except for dividends to be paid with respect to shares of any preferred or special classes or any series thereof; (2) approve or recommend to shareholders any act the Illinois Business Corporation Act requires to be approved by shareholders; (3) fill vacancies on the Board of Directors or on any of its committees; (4) elect or remove officers or fix the compensation of any member of the committee; (5) adopt, amend or repeal the By-Laws; (6) approve a plan of merger not requiring shareholder approval; (7) authorize or approve reacquisition of shares, except according to a general formula or method prescribed by the Board of Directors;
(8) authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences, and limitations of a series of shares, except that the Board of Directors may direct a committee to fix the specific terms of the issuance or sale or contract for sale or the number of shares to be allocated to particular employees under an employee benefit plan; or (9) amend, alter, repeal, or take action inconsistent with any resolution or action of the Board of Directors when the resolution or action of the Board of Directors provides by its terms that it shall not be amended, altered or repealed by action of a committee.


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     Section 12. Informal Action By Directors. Any action required by the
Illinois Business Corporation Act to be taken at a meeting of the Board of Directors of the Corporation, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be.

     The consent shall be evidenced by one or more written approvals, each of which sets forth the action taken and bears the signature of one or more Directors. All the approvals evidencing the consent shall be delivered to the Secretary to be filed in the corporate records. The action taken shall be effective when all the Directors have approved the consent unless the consent specifies a different effective date.

     Any such consent signed by all the Directors or all the members of a committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State under the Illinois Business Corporation Act.


                                   ARTICLE IV
                                    OFFICERS

     Section 1. Officers in General, Election, Term of Office and Qualification. The officers of the Corporation shall be a President, a Vice President, a Secretary and a Treasurer. Other officers, assistant officers, and agents as may be deemed necessary by the Board of Directors may be elected by the Board of Directors in the same manner as the titled officers named above and will be officers of the Corporation. Two (2) or more offices may be held by the same person.

     The officers of the Corporation shall be elected by the Board of Directors at the Board of Directors annual meeting after each annual meeting of shareholders. The Board of Directors shall elect a President, Vice President, Treasurer, and Secretary, and any other officer, assistant officers, and agents as it deems necessary, none of whom need be a member of the Board of Directors nor a shareholder of the Corporation. Each officer so elected shall hold office until his or her successor has been duly chosen and has qualified or until his or her death or his or her resignation or removal in the manner hereinafter provided.

     Section 2. Removal of Officers. Any officer or agent may be removed by the Board of Directors whenever in the Board of Directors' judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.


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     Section 3. Resignation of Officers. Any officer may resign at any time by giving written notice thereof to the Board of Directors. Any such resignation shall lake effect at the time specified therein and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4. Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Board of Directors, but in the case of a vacancy occurring in an assistant office, the vacancy may be filled by the superior officer upon whom such power may be conferred by the Board of Directors.

     Section 5. President. The President shall be the Chief Executive Officer of the Corporation. The President shall preside at meetings of the shareholders and of the Board Directors. The President shall present at each annual meeting of the shareholders and the Board of Directors a report of the condition of the business of the Corporation. The President shall cause to be called regular and special meetings of the shareholders and the Board of Directors in accordance with the requirements of the Illinois Business Corporation Act and these By-Laws. The President shall sign, with any other proper officer, certificates for shares of the Corporation. The President shall sign any deeds, bonds, mortgages, contracts and other documents which the Board of Directors has authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors or these By-Laws, to some other officer or agent of the Corporation. The President shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and enforce these By-Laws. The President shall have general and active management of the business of the Corporation; and perform all the duties incident to the office and which are required by law.

     Section 6. Vice President. In the absence of or inability of the President to act, the Vice President shall perform the duties and exercise the powers of the President and shall perform such other functions as the Board of Directors may from time to time prescribe.

     Section 7. Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors. The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors in appropriate books and record all votes. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors as required by law or these By-Laws. The Secretary shall be custodian of the records and seal of the Corporation and when authorized by the Board of Directors, shall affix the same to any instrument requiring it and, when so affixed, it shall be attested by the signature of the Secretary. The Secretary shall have general charge of the share books of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be.


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

The Secretary shall sign, with any other proper officer, certificates for shares of the Corporation. The Secretary shall respond to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary. The Secretary shall perform all the duties incident to the office of Secretary of the Corporation.

     Section 8. Assistant Secretaries. Any Assistant Secretary shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 9. Treasurer. The Treasurer shall have the care and custody of and be responsible for all of the funds and securities of the Corporation and shall deposit such funds and securities in the name and to the credit of the Corporation in such banks and/or safe deposit companies as the Board of Directors may designate. The Treasurer shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors. The Treasurer shall keep accurate books of account of all the business and transactions of the Corporation and shall exhibit at all reasonable times the books and accounts to any Director or shareholder of the Corporation upon application at the office of the Corporation during business hours. The Treasurer shall render a report of the condition of the finances of the Corporation at each annual meeting of the Board of Directors and at such other times as shall be required of the Treasurer. The Treasurer shall make a full report at the annual meeting of shareholders. The Treasurer shall further do and perform all other duties incident to the office of Treasurer as may be prescribed by the President or Board of Directors from time to time.

     Section 10. Assistant Treasurers. Any Assistant Treasurer shall, in the absence or disability of the Treasurer perform the duties and exercise the powers of the Treasurer and shall perform such other duties as may be prescribed by the Board of Directors or the President.

     Section 11. Bonding of Officers. If required by the Board of Directors, any or all of the officers and agents of the Corporation shall give the Corporation a bond in such form, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the Corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation.

     Section 12. Compensation of Officers. The salary or other compensation of officers shall be fixed from time to time by the Board of Directors.


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     Section 13. Voting Upon Shares Held by The Corporation. The Board of
Directors may authorize any officer to act on behalf of the Corporation in regard to shares of other corporations owned by this Corporation in which event the officer authorized shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which this Corporation may hold shares and at any such meeting shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Corporation might have possessed and exercised, if present. The Board of Directors by resolution from time to time may confer like powers upon any other person or persons.


                                   ARTICLE V
                        CERTIFICATES REPRESENTING STOCK

     Section 1. Shares of the Corporation Represented by Certificates. The issued shares of the Corporation shall be represented by certificates. Certificates shall be signed by the appropriate corporate officers and shall be sealed with the seal, or a facsimile of the seal, of the Corporation. In case the seal of the Corporation is changed after the certificate is sealed with the seal or a facsimile of the seal of the Corporation, but before it is issued, the certificate may be issued by the Corporation with the same effect as if the seal had not been changed. If a certificate is countersigned by a transfer agent or registrar, other than the Corporation itself or its employee, any other signatures or countersignature on the certificate may be facsimiles. In case any officer of the Corporation, or any officer or employee of the transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer of the Corporation, or an officer or employee of the transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if the officer of the Corporation, or an officer or employee of the transfer agent or registrar had not ceased to be such at the date of its issue.

     Each certificate representing shares shall also state: (1) that the Corporation is organized under the laws, of the State of Illinois; (2) the name of the person to whom issued; (3) the number and class of shares, and the designation of series, if any, which such certificate represents. No certificate shall be issued for any share until such share is fully paid.

     Section 2. Lost Certificates. The Corporation may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing the issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the lost, stolen, or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in such


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

sum, and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 3. Transfer of Shares. The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the registered owner, or by his duly authorized attorney, upon surrender of the certificate duly and properly endorsed with proper evidence of authority to transfer. The Corporation shall issue a new certificate for the shares surrendered to the person or persons entitled thereto. All certificates for shares changed or returned to the Corporation for transfer shall be marked by the Secretary "Canceled", with the date of cancellation, and the transaction shall be immediately recorded in the certificate book opposite the memorandum of their issue. The returned certificate may be inserted in the certificate book.


                                   ARTICLE VI
                               GENERAL PROVISIONS

     Section 1. Distributions to Shareholders. The Board of Directors of the Corporation may authorize, and the. Corporation may make, distributions to its shareholders, subject to any restriction in the Articles of Incorporation and subject also to the limitations set forth below. The record date for determining shareholders entitled to a distribution is the date as determined by Article II,
Section 5 of these By-Laws.

     No distribution may be made if, after giving it effect: (1) the Corporation would be insolvent; or (2) the net assets of the Corporation would be less than zero or less than the maximum amount payable at the time of distribution to shareholders having preferential rights in liquidation if the Corporation were then to be liquidated. The Board of Directors may base a determination that a distribution may be made either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on fair valuation or other method that is reasonable in the circumstances. The effect of a distribution is measured as of the earlier of the date of its authorization if payment occurs within one hundred and twenty (120) days after the date of authorization or the date of payment if payment occurs more than one hundred and twenty (120) days after the date of authorization; or in the case of distributions by purchase, redemption or other acquisition of the Corporation's shares, the earlier of the date money or other property is transferred or debt incurred by the Corporation or the date shareholders cease to be shareholders.

     Section 2. Seal of the Corporation. The seal of the Corporation shall have inscribed thereon the name of the Corporation and shall be in such form as may be approved by the Board of Directors. The seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.


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     Section 3. Fiscal Year. Unless another fiscal year shall be fixed by resolution of the Board of Directors, the fiscal year of the Corporation shall commence on the 1st day of October and terminate on the 30th day of September of each year.

     Section 4. Records of the Corporation. The Corporation shall keep correct and complete books and records of account and shall also keep minutes of the proceedings of its shareholders and Board of Directors and committees thereof; and shall keep at its registered office or principal place of business in the State of Illinois, or at the office of a transfer agent or registrar in this State, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     Section 5. Checks, Bills, Notes, etc. of the Corporation. All bills payable, notes, checks, drafts, warrants or other negotiable instruments of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors shall from time to time direct by resolution. No officer or agent of the Corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft, or warrant, or other negotiable instrument, or endorse the same in the name of the Corporation, or contract or cause to be contracted any debt or liability in the name and on behalf of the Corporation except as expressly prescribed and provided by resolution of the Board of Directors.

     Section 6. Examination of Corporate Records by Shareholders. Any person who is a shareholder of record shall have the right to examine, in person or by agent, at any reasonable time or times, the Corporation's books and records of account, minutes, voting trust agreements filed with the Corporation and record of shareholders, and to make extracts therefrom, but only for a proper purpose. In order to exercise this right, a shareholder must make written demand upon the Corporation, stating with particularity the records sought to be examined and the purpose therefore.

     Upon the written request of any shareholder of the Corporation, the Corporation shall mail to such shareholder within fourteen (14) days after receipt of such request a balance sheet as of the close of its latest fiscal year and a profit and loss statement for such fiscal year; provided that if such request is received by the Corporation before such financial statements are available, the Corporation shall mail such financial statements within fourteen
(14) days after they become available, but in any event within one hundred and twenty (120) days after the close of its latest fiscal year.

     Section 7. Indemnification of Officers, Directors, Employees and Agents of the Corporation. Subject to the applicable laws of the State of Illinois, the Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and necessarily incurred by such person in connection with such action, suit or proceeding,


                                      BL 14
if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Such a determination of good faith shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or by the shareholders. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

     Subject to the applicable laws of the State of Illinois, the Corporation may indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Such a determination of good faith shall be made by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion or by the shareholders.

     To the extent that a Director, officer or employee or agent of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in the above paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorney's fees) actually and reasonable incurred by such person in connection therewith.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the

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


Director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any capacity, or arising out of his or her status as such.


                                  ARTICLE VII
                                   AMENDMENTS

     Section 1. Amendments. These By-Laws may be altered, amended, repealed or added to by the affirmative vote of the holders of a majority of the shareholders entitled to vote in the election of any Director at an annual meeting or at a special meeting. The By-Laws may also be altered, amended, repealed or new By-Laws adopted by a majority of the entire Board of Directors at any annual, regular or special meeting of the Board of Directors. However, any By-Laws adopted by the Board of Directors may be altered, amended, or repealed by the shareholders.



Dated: January 19, 1996

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